      As filed with the Securities and Exchange Commission on June 3, 1999

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                             SUMMIT PROPERTIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

       MARYLAND                                            56-1857807
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                        212 SOUTH TRYON STREET, SUITE 500
                         CHARLOTTE, NORTH CAROLINA 28281
                                 (704) 334-9905
                    (Address of Principal Executive Offices)

                             SUMMIT PROPERTIES INC.
                      1994 STOCK OPTION AND INCENTIVE PLAN,
                             AS AMENDED AND RESTATED
                            (Full Title of the Plan)
                      ------------------------------------

                               WILLIAM F. PAULSEN
                             CHIEF EXECUTIVE OFFICER
                             SUMMIT PROPERTIES INC.
                        212 SOUTH TRYON STREET, SUITE 500
                         CHARLOTTE, NORTH CAROLINA 28281
                                 (704) 334-9905
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:
                              DAVID W. WATSON, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------


                                           CALCULATION OF REGISTRATION FEE
=======================================================================================================================
Title of Securities Being   Amount to Be        Proposed Maximum            Proposed Maximum              Amount of
        Registered          Registered(2)  Offering Price Per Share(3) Aggregate Offering Price(3)     Registration Fee
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value      2,000,000             $19.1875                   $38,375,000                  $10,669
    $.01 per share(1)
=======================================================================================================================

(1) This Registration Statement also relates to Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated December 14, 1998. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock. Because no separate consideration is paid for the Rights, the registration fee therefor is included in the fee for the Common Stock.

(2) Additional shares available for issuance under the Summit Properties Inc. 1994 Stock Option and Incentive Plan, as Amended and Restated (the "Plan"); plus such indeterminate number of additional shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices on the New York Stock Exchange on May 27, 1999.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        Pursuant to General Instruction E of Form S-8, Summit Properties Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-88202) as previously filed with the Securities and Exchange Commission on December 30, 1994. This Registration Statement is being filed to register an additional 2,000,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's 1994 Stock Option and Incentive Plan, as Amended and Restated.


Item 8.  Exhibits.

         (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

         4.1      Amended and Restated Articles of Incorporation of the
                  Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11,
                  Registration No. 33-90706).

         4.2 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
                  S-11, Registration No. 33-90706).

         4.3 Shareholder Rights Agreement, dated as of December 14, 1998, between the Registrant and First Union National Bank, as
                  Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed on December 16, 1998).

         4.4      Articles Supplementary to Amended and Restated Articles of
                  Incorporation of the Registrant designating 8.95% Series B
                  Cumulative Redeemable Perpetual Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's
                  Quarterly Report on Form 10-Q for the quarterly period ended
                  March 31, 1999, File No. 001-12792).

        *4.5 Summit Properties Inc. 1994 Stock Option and Incentive Plan, as Amended and Restated.

        *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

       *23.1      Consent of Deloitte & Touche LLP, Independent Public
                  Accountants.

        23.2      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1).

        24.1 Powers of Attorney (included on signature pages of Registration Statement).

-------------

*  Filed herewith

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 3rd day of June, 1999.

                                             SUMMIT PROPERTIES INC.


                                             By: /s/ William F. Paulsen
                                                ------------------------------
                                                William F. Paulsen
                                                Chief Executive Officer

      KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of William B. McGuire, Jr. and William F. Paulsen as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                   TITLE                            DATE
              ---------                                   -----                            ----


     /s/ William B. McGuire, Jr.          Chairman of the Board of Directors            June 3, 1999
-------------------------------------
       William B. McGuire, Jr.


       /s/ William F. Paulsen             Chief Executive Officer and                   June 3, 1999
-------------------------------------     Director (Principal Executive Officer)
         William F. Paulsen


      /s/ Steven R. LeBlanc               President, Chief Operating Officer            June 3, 1999
-------------------------------------     and Director
          Steven R. LeBlanc


      /s/ Michael L. Schwarz              Executive Vice President and                  June 3, 1999
-------------------------------------     Chief Financial Officer (Principal
         Michael L. Schwarz               Financial Officer)

              SIGNATURE                                   TITLE                            DATE
              ---------                                   -----                            ----

        /s/ Henry H. Fishkind             Director                                      June 3, 1999
-------------------------------------
          Henry H. Fishkind


       /s/ James H. Hance, Jr.            Director                                      June 3, 1999
-------------------------------------
         James H. Hance, Jr.


        /s/ Nelson Schwab III             Director                                      June 3, 1999
-------------------------------------
          Nelson Schwab III


-------------------------------------     Director
           James M. Allwin

                                  EXHIBIT INDEX


  Exhibit No.   Description
  -----------   -----------

     4.1        Amended and Restated Articles of Incorporation of the Registrant
                (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, Registration
                No. 33-90706).

     4.2 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
                S-11, Registration No. 33-90706).

     4.3 Shareholder Rights Agreement, dated as of December 14, 1998, between the Registrant and First Union National Bank, as Rights
                Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed on
                December 16, 1998).

     4.4        Articles Supplementary to Amended and Restated Articles of
                Incorporation of the Registrant designating 8.95% Series B
                Cumulative Redeemable Perpetual Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly
                Report on Form 10-Q for the quarterly period ended March 31, 1999, File No. 001-12792).

    *4.5        Summit Properties Inc. 1994 Stock Option and Incentive Plan, as
                Amended and Restated.

    *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   *23.1        Consent of Deloitte & Touche LLP, Independent Public
                Accountants.

    23.2        Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                5.1).

    24.1        Powers of Attorney (included on signature pages of Registration
                Statement).

--------------

*   Filed herewith